SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                  May 26, 2005

                             EARTHSHELL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     333-13287                77-0322379
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)

3916 State St. #110, Santa Barbara, California                      93105
  (Address of principal executive offices)                       (Zip code)

       Registrant's telephone number, including area code: (805) 563-7590

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On March 23, 2005, the Company entered into a Security Agreement with Cornell Capital Partners, LP ("Cornell"). Pursuant to the Security Agreement, the Company issued promissory notes to Cornell, in the original principal amount of $2,500,000 (the "Notes"). The $2,500,000 was disbursed as follows: $1,150,000 on March 28, 2005 and $1,350,000 on May 18, 2005. The Notes are secured by the assets of the Company and shares of stock of another entity pledged by an affiliate of that entity (the "Pledgor"). In addition, the Notes are secured by a pledge of 100 shares of the Company's Series B Convertible Preferred Stock. The Notes have a one-year term and accrue interest at 12% per year.

      On May 23, 2005, the Company entered into a Pledge and Escrow Agreement (the "Pledge Agreement") with Cornell and an escrow agent (the "Escrow Agreement"). Pursuant to the Pledge Agreement, the Company pledged 100 shares (the "Shares") of the Company's newly issued Series B Convertible Preferred Stock (the "Preferred Stock"), par value $0.01 per share, as security in the event of default under the Notes. The shares will be released from escrow upon
(i) repayment of $1,350,000 of principal under the Notes; (ii) in the event the shares pledged pursuant to that certain Amended and Restated Pledge and Escrow Agreement by and among the Pledgor, Cornell Capital Partners and the Escrow Agent is equal to or exceeds 3 times the amount of principal then outstanding under the Notes; (iii) a registration statement has been declared effective by the SEC relating to the shares to be issued pursuant to the Standby Equity Distribution Agreement; and (iv) the Shares have been redeemed pursuant the Certificate of Designation of the Preferred Stock filed with the Secretary of State of Delaware on May 18, 2005 (the "Certificate of Designation").

      Pursuant to the Certificate of Designation approved by the Board of Directors of the Company, which is effective as of May 18, 2005, the Preferred Stock is senior to the Company's common stock with respect to the distribution of the assets of the Company upon liquidation and junior to all other series of preferred stock. The holders of the Preferred Stock are not entitled to dividends or distributions. Each share of Preferred Stock is convertible, at the option of the holder, at any time upon an event of default under the Notes, into 33,333 shares of fully paid and non-assessable common stock of the Company. The Preferred Stock has no voting rights, except as required under Delaware law. After full repayment of the Notes, the Company has the absolute right to redeem (unless otherwise prevented by law) any outstanding shares of Preferred Stock at an amount equal to $0.01 per share.

      In connection with the financing with Cornell described above, the Company issued a warrant to Cornell Capital to purchase 625,000 shares of common stock of the Company. The warrant expires on the later of (a) May 26, 2005 or (b) the date the Notes are repaid by the Company. The warrants have an exercise price of $4.00 per share.

Item 3.02. Unregistered Sales of Equity Securities.

      See Item 1.01 above.

Item 5.03. Amendment to Certificate of Incorporation.

      See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

      (a)   Not applicable

      (b)   Not applicable

      (c)   Exhibit No. Description


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

---------------------------------------------------------------------------------------------------------
Exhibit             Description                                                             Location
---------------------------------------------------------------------------------------------------------
Exhibit 99.1        $1,350,000 Promissory Note dated as of May 26, 2005                 Provided herewith
                    and issued to Cornell Capital Partners, LP

Exhibit 99.2        Pledge and Escrow Agreement, dated as of May 26, 2005, by           Provided herewith
                    and among the Company, Cornell Capital Partners, LP and David
                    Gonzalez, Esq.

Exhibit 99.3        Certificate of Designation of the Series B Convertible Preferred    Provided herewith
                    Stock of EarthShell Corporation

Exhibit 99.4        Warrant dated as of May 26, 2005 and issued to Cornell Capital      Provided herewith
                    Partners, LP


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 26, 2005                  EARTHSHELL CORPORATION

                                       By: /s/ D. Scott Houston
                                           -------------------------------------
                                       Name: D. Scott Houston
                                       Title: Chief Financial Officer


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